EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 11/24/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	2.90%	2.32%	8.77%
Class B Units	2.88%	2.27%	7.94%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED NOVEMBER 24, 2006

The Grant Park Futures Fund posted solid gains during the Thanksgiving Holiday week. Positions in the currencies and metals were responsible for the bulk of profits; earnings also came from the interest rate sector. Losses came mostly from the stock indices.

Positions in the foreign currencies recorded gains as the U.S. dollar fell relative to most of its major trading partners. Long positions in the euro and British pound made substantial profits as the dollar fell on concerns that the U.S. economy might be slowing relative to the European economy, analysts said. The possibility of easier U.S. monetary policy and rising European interest rates forced the dollar to nineteen-month lows against the euro and eighteen-month lows against the British pound. Speculation that some central banks might further diversify their foreign exchange reserves also put pressure on the dollar. Long positions in the Swiss franc were profitable, as were short positions in the dollar index.

The weakness in the dollar led to profits from long positions in the metals sector as demand for dollar denominated raw materials rose during the week. Prices for nickel on the London Metals Exchange hit record highs, rising 12% to $35,000 per metric ton as analysts said that the cheaper dollar had pushed inventories to critically low levels. The price of zinc rose by a little more than 12% after inventories fell to their lowest levels since 1991. Gold and silver also rallied, resulting in gains to long positions in the precious metals.

Long positions in the interest rate sector posted gains as the strength in the euro encouraged investors to buy euro-denominated securities. U.S. Treasury prices were higher as a better-than-expected reading on U.S. jobless claims and weak consumer sentiment data pushed 30-year bonds and 10- year notes higher, benefiting long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, global stock indices traded lower during the week, resulting in losses to long positions. European indices sank as the stronger euro forced share prices for exporters lower analysts said; the Tokyo Nikkei fell 2.2%, resulting in losses to long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com